Exhibit 99.05
Southern Company
Consolidated Earnings
(In Millions of Dollars)

	Three Months Ended March
	2013	2012	Change
Income Account-
Retail Revenues-
Fuel	$1,137	$1,035	$102
Non-Fuel	2,161	2,057	104
Wholesale Revenues	432	349	83
Other Electric Revenues	155	148	7
Non-regulated Operating Revenues	12	15	(3)
Total Revenues	3,897	3,604	293
Fuel and Purchased Power	1,357	1,205	152
Non-fuel O & M	974	967	7
Depreciation and Amortization	466	441	25
Taxes Other Than Income Taxes	235	225	10
Estimated Loss on Kemper IGCC	540	—	540
Total Operating Expenses	3,572	2,838	734
Operating Income	325	766	(441)
Allowance for Equity Funds Used During Construction	41	31	10
Leveraged Lease Income (Loss)	(21)	6	(27)
Interest Expense, Net of Amounts Capitalized	211	211	—
Other Income (Expense), net	(6)	(8)	2
Income Taxes	31	200	(169)
Net Income	97	384	(287)
Dividends on Preferred and Preference Stock of Subsidiaries	16	16	—
NET INCOME AFTER DIVIDENDS ON PREFERRED AND PREFERENCE STOCK (See Notes)	$81	$368	$(287)

Notes
- Certain prior year data has been reclassified to conform with current year presentation.

- All figures in this earnings release are preliminary and remain subject to the completion of normal quarter-end accounting procedures and adjustments, which could result in changes to these preliminary results. In addition, certain classifications and rounding may be different from final results published in the Form 10-Q.